Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, in his capacity as the Chief Financial Officer of United Natural Foods, Inc., a Delaware corporation (the “Company”), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the quarterly period ended October 28, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Howard
John W. Howard
Chief Financial Officer

December 6, 2023